Exhibit 15.1
August 28, 2026

The Board of Directors and Shareholders of Lowe’s Companies, Inc.
1000 Lowes Boulevard
Mooresville, North Carolina 28117

We are aware that our reports dated May 28, 2026, and August 27, 2026, on our review of interim financial information of Lowe’s Companies, Inc. appearing in Lowe’s Companies, Inc.’s Quarterly Reports on Form 10-Q for the fiscal quarters ended May 1, 2026, and July 31, 2026, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina